EXHIBIT 99.1

Press Release

Ambassadors Group Announces Approval of Dissolution by Stockholders

SPOKANE, WA, October 13, 2015 – Ambassadors Group, Inc. (NASDAQ: EPAX) announced that at the company’s special meeting, held earlier today, its stockholders voted to approve the dissolution of the company.

The affirmative vote of the holders of a majority of the outstanding shares of the company’s common stock was required to approve the dissolution. Approximately 90% of the outstanding shares of the company’s common stock as of September 10, 2015, the record date for the special meeting, were voted to approve the dissolution of Ambassadors Group.

In connection with the proposed dissolution of the company, Ambassadors Group provided notice to NASDAQ of its intent to voluntarily delist its common stock from NASDAQ. The company intends to file a Form 25 with the Securities and Exchange Commission on or about October 23, 2015 to commence the delisting process.

Forward Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the company's belief or plans regarding future events, many of which, by their nature, are inherently uncertain and outside of the company's control. The company's forward-looking statements are subject to various risks and uncertainties, including the risks and other factors identified herein and in other public disclosures made by the company from time to time, including the company’s periodic and current reports and other filings made by the company with the Securities and Exchange Commission. As a result, the company's actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation: statements regarding the proposed delisting of the company's common stock and the dissolution and liquidation of the company, including the anticipated timing of filing of the Form 25. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from the company’s expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Although the company believes that the expectations reflected in any forward-looking statements are reasonable, it cannot guarantee future events or results. Except as may be required under federal law, the company undertakes no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur.

ABOUT AMBASSADORS GROUP, INC.

Ambassadors Group, Inc. (NASDAQ: EPAX), located in Spokane, Washington, was an education and student travel company.